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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-159995) of CommonWealth REIT and in the related Prospectus of our reports dated February 27, 2012, with respect to the consolidated financial statements and schedules of CommonWealth REIT, and the effectiveness of internal control over financial reporting of CommonWealth REIT, included in this Annual Report (Form 10-K) for the year ended December 31, 2011.

/s/ Ernst & Young LLP

Boston, Massachusetts
February 27, 2012

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm